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IRONWOOD PHARMACEUTICALS, INC.
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On May 1, 2018, Ironwood Pharmaceuticals, Inc. (the “Company”) posted the following material to the “Investors” section of the Company’s website (www.ironwoodpharma.com) and may in the future send or use the same or substantially similar communications from time to time:

Creating Two Focused, Growth Companies May 1, 2018

Safe Harbor Statement This presentation contains forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about the benefits of a potential separation, including with respect to Ironwood’s and R&D Co.’s competitive position, attractiveness to investors and enhanced operational, commercial and scientific effectiveness; the timing, leadership, structure, including the division of assets among Ironwood and R&D Co., and impact of a separation; capital allocation; the strategy, including the intended development and commercialization plans for each of Ironwood and R&D Co., and potential corporate development opportunities; the tax free nature of the separation; the market size, commercial potential, prevalence, and the growth in, and potential demand for, linaclotide, lesinurad and other product candidates including peak sales (and the drivers, timing and impact thereof), for each of Ironwood and R&D Co., as applicable; the potential indications for, and benefits of, linaclotide, lesinurad and other product candidates, for each of Ironwood and R&D Co., as applicable; the strength of the intellectual property protection for linaclotide, lesinurad and other product candidates; growth in LINZESS prescriptions; the number of potential patients; the anticipated timing of preclinical, clinical and regulatory developments and the design, timing and results of clinical and preclinical studies; partnering strategies; expected periods of patent exclusivity, durability and life of the respective patent portfolios for linaclotide, lesinurad and other product candidates; Ironwood and R&D Co’s financial performance and results, and guidance and expectations related thereto (including the drivers and timing thereof); and expectations related to revenue growth for in market products, commercial margin, cash flow and profitability growth and LINZESS U.S. net sales, LINZESS U.S. net sales CAGR, Ironwood revenue CAGR from the LINZESS U.S. collaboration, top-line growth, commercial margin, ex-U.S. revenue (including API revenue), and allocation of capital. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include those related to the possibility that we may not complete the separation on the terms or timeline current contemplated, if at all, achieve the expected benefits of a separation, and that a separation could harm our business, results of operations and financial condition; the risk that the transaction might not be tax-free; the risk that we may be unable to make, on a timely or cost-effective basis, the changes necessary to operate as independent companies; R&D Co.’s lack of independent operating history and the risk that its accounting and other management systems may not be prepared to meet the financial reporting and other requirements of operating as an independent public company; the risk that a separation may adversely impact our ability to attract or retain key personnel; the effectiveness of development and commercialization efforts by us and our partners; preclinical and clinical development, manufacturing and formulation development; the risk that findings from our completed nonclinical and clinical studies may not be replicated in later studies; efficacy, safety and tolerability of linaclotide, lesinurad and our product candidates; decisions by regulatory and judicial authorities; the risk that we are unable to successfully commercialize lesinurad or realize the anticipated benefits of the lesinurad transaction; the risk that we may never get sufficient patent protection for linaclotide, lesinurad and our product candidates or that we are not able to successfully protect such patents; the outcomes in legal proceedings to protect or enforce the patents relating to our products and product candidates, including ANDA litigation; developments in the intellectual property landscape; challenges from and rights of competitors or potential competitors; the risk that our planned investments do not have the anticipated effect on our company revenues, linaclotide, lesinurad or our product candidates; the risk that we are unable to manage our operating expenses or cash use for operations, or are unable to commercialize our products, within the guided ranges or otherwise as expected; and the risks listed under the heading "Risk Factors" and elsewhere in Ironwood’s Annual Report on Form 10-K for the year ended December 31, 2017, and in our subsequent SEC filings. These forward-looking statements (except as otherwise noted) speak only as of the date of this presentation, and Ironwood undertakes no obligation to update these forward-looking statements. Further, Ironwood considers the net profit for the U.S. LINZESS brand collaboration with Allergan in assessing the product's performance and calculates it based on inputs from both Ironwood and Allergan. This figure should not be considered a substitute for Ironwood's GAAP financial results. An explanation of our calculation of this figure is provided on slide 13 of this presentation

Additional Information Ironwood, its directors and certain of its officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2018 Annual Meeting of Shareholders. In connection with any such solicitation of proxies from shareholders, the Company filed a preliminary proxy statement and a WHITE proxy card on April 16, 2018 and will file a definitive proxy statement and WHITE proxy card, each with the U.S. Securities and Exchange Commission (the “SEC”). SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identity of solicitation participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Company’s 2018 Annual Meeting of Shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.ironwoodpharma.com. If you have any questions regarding this information or the proxy materials, please contact MacKenzie Partners, Inc., our proxy solicitor assisting us in connection with the annual meeting, toll-free at (800) 322-2885 or at (212) 929-5500 or via email to proxy@mackenziepartners.com.

Ironwood Today

1

Three marketed assets and leading partnerships

U.S. LINZESS® (linaclotide)
Ex-U.S. LINZESS/CONSTELLA® (linaclotide)
DUZALLO® (lesinurad and allopurinol)
ZURAMPIC® (lesinurad)

2

Multiple late-stage candidates + proven discovery engine

2 Phase III programs expected to initiate (LINZESS, IW-3718)

4 Phase II trials ongoing

Advanced discovery-stage sGC programs targeting severe CNS, liver and lung diseases

Active partnering discussions for IW-3718, praliciguat and olinciguat

3

Rapid top-line growth and strong financial discipline

>25% Ironwood revenue CAGR expected 2016-2020[1,2]

On path to profitability

1) The >25% Ironwood revenue CAGR calculation excludes any current or future revenue recognized in the period related to milestone payments to Ironwood, including approximately $39 million recognized in 2016 2) Independent of any new potential partnerships

Ironwood 4

Opportunity to Unlock Shareholder Value through Separation of sGC Business from Commercial + GI Business LINZESS / CONSTELLA Approved for treatment of adults with IBS-C and/or CIC DUZALLO / ZURAMPIC Approved for treatment of hyperuricemia in gout in adult patients IW-3718 Persistent GERD (Phase III expected) Linaclotide delayed release Abdominal pain associated with IBS (Phase II expected) Praliciguat (IW-1973) Diabetic nephropathy, HFpEF (Phase II) Olinciguat (IW-1701) Sickle cell disease, Achalasia (Phase II) IW-6463 Severe central nervous system diseases (pre-clinical) Advanced discovery programs Severe lung and liver diseases NEW Ironwood Expected To: Be profitable beginning in 2019 Focus on accelerating growth of in-market products and advancing development programs Target treatments for GI diseases, uncontrolled gout, and abdominal pain Execute on multi-faceted business development strategy R&D Co. Expected To: Apply core competency in NO/sGC/cGMP pharmacology Advance multiple sGC programs focused on treatment of serious and orphan diseases Enter strategic partnerships to capture full value R&D Co. Advance sGC pipeline focused on treatment of serious and orphan diseases Ironwood Today 5

Overview of Strategic Rationale We believe the planned separation will create, among other things: Two nimbler, more productive businesses with strengthened competitive positions Separate and distinct management teams focused on each business’s unique strategic priorities, target markets, and corporate development opportunities Specifically tailored capital allocation strategies for each company Sharpened investment theses that attract a long-term shareholder base suited to each business 6

Overview of Proposed Transaction 7 Transaction Structure Expected to be tax-free to Ironwood shareholders Timing Move decisively to separate; transaction is expected to be completed in 1H 2019 Subject to market, regulatory and other conditions Near-term Capital Implications Expect to incur transaction charges related to the transaction Ironwood plans to provide an update on the impact of transaction charges on its 2018 financial guidance at its second quarter 2018 investor update Capital structure and financing path for R&D Co. expected to be announced at a later date Certain Closing Conditions Final approval by Ironwood Board of Directors Favorable opinion and/or rulings on tax-free nature of transaction Effectiveness of registration statement, or other applicable documents, filed with the SEC Other Management and Board composition of each company expected to be determined at a later date

Commercial Programs & GI Development Engine Overview of NEW Ironwood 8

Opportunity to Unlock Shareholder Value through Separation of sGC Business from Commercial + GI Business LINZESS / CONSTELLA Approved for treatment of adults with IBS-C and/or CIC DUZALLO / ZURAMPIC Approved for treatment of hyperuricemia in gout in adult patients IW-3718 Persistent GERD (Phase III expected) Linaclotide delayed release Abdominal pain associated with IBS (Phase II expected) Praliciguat (IW-1973) Diabetic nephropathy, HFpEF (Phase II) Olinciguat (IW-1701) Sickle cell disease, Achalasia (Phase II) IW-6463 Severe central nervous system diseases (pre-clinical) Advanced discovery programs Severe lung and liver diseases NEW Ironwood Expected To: Be profitable beginning in 2019 Focus on accelerating growth of in-market products and advancing development programs Target treatments for GI diseases, uncontrolled gout, and abdominal pain Execute on multi-faceted business development strategy R&D Co. Expected To: Apply core competency in NO/sGC/cGMP pharmacology Advance multiple sGC programs focused on treatment of serious and orphan diseases Enter strategic partnerships to capture full value R&D Co. Advance sGC pipeline focused on treatment of serious and orphan diseases Ironwood Today 9

Building a Next-Gen Commercial Biotech Company 10 To do this, we expect to: Maximize long-term per-share cash flows for SHAREHOLDERS Bring important medicines to millions of PATIENTS Continue highly effective linaclotide collaborations VALUE Employ more innovative consumer-led marketing techniques Use distinctive skills in applying deep patient insights and bringing differentiated therapies to patients Secure broad market access through better payer appreciation of product value Execute on a multi-faceted business development strategy Be profitable beginning in 2019 and drive revenue growth with a focus on expanding operating leverage

IW-3718 and Linaclotide Lifecycle Management Provide Opportunities for Future Growth* Status of selected key development programs as of May 1, 2018 Phase I Phase II Phase III Approved IBS-C or CIC in adults Launched 12/12 LINZESS® (linaclotide) linaclotide DUZALLO® (lesinurad + allopurinol) ZURAMPIC® (lesinurad) Hyperuricemia associated with gout (in combination with xanthine oxidase inhibitor) Launched 10/17 Hyperuricemia associated with gout Launched 10/17 Abdominal pain associated with IBS IBS-C/CIC in pediatrics *Represents ongoing phase of development; does not correspond to initiation or completion of a particular phase. 11 Linaclotide delayed release Persistent GERD IW-3718 U.S. only Launched 10/16

Expect Strong LINZESS Growth Trajectory into early 2030s 12 TRx Volume2 1) Lieberman GI Patient Landscape survey, 2010 2) IQVIA Weekly NPA (12/29/17) Market-leader: maintain & strengthen position as branded prescription market leader Millions of patients still suffering: >2M patients treated; ~40M U.S. adult IBS-C/CIC sufferers1 Long durability: IP coverage expected into early 2030s Global opportunity: significant revenue potential through ex-U.S. partnerships On track to >$1B in annual U.S. net sales with >70% commercial margin by 2020 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 11/23/12 12/28/12 02/01/13 03/08/13 04/12/13 05/17/13 06/21/13 07/26/13 08/30/13 10/04/13 11/08/13 12/13/13 01/17/14 02/21/14 03/28/14 05/02/14 06/06/14 07/11/14 08/15/14 09/19/14 10/24/14 11/28/14 01/02/15 02/06/15 03/13/15 04/17/15 05/22/15 06/26/15 07/31/15 09/04/15 10/09/15 11/13/15 12/18/15 01/22/16 02/26/16 04/01/16 05/06/16 06/10/16 07/15/16 08/19/16 09/23/16 10/28/16 12/02/16 01/06/17 02/10/17 03/17/17 04/21/17 05/26/17 06/30/17 08/04/17 09/08/17 10/13/17 11/17/17 12/22/17

Rapid LINZESS Growth and Expanding Operating Leverage Propelling Ironwood Revenue Growth 13 Catalyzed by successful 50-50 U.S. collaboration with Allergan 74% 2013-2016 NET SALES CAGR ~61% LINZESS Commercial Margin2 LINZESS U.S. Net Sales + Commercial Costs1 >30% CAGR 1) LINZESS U.S. net sales are reported by Allergan and LINZESS commercial costs incurred by each of us and Allergan are reported in our respective financial statements. LINZESS commercial costs include cost of goods sold incurred by Allergan and selling, general and administrative expenses incurred by Allergan and Ironwood that are attributable to the cost-sharing arrangement between the parties. 2) Commercial margin is defined as commercial profit on sales of LINZESS as a percent of total LINZESS U.S. net sales. Commercial profit on sales of LINZESS is equal to LINZESS U.S. net sales less commercial costs. ~75% (2014-2017) revenue CAGR from LINZESS U.S. collaboration1 Expanding operating leverage 2014 2015 2016 2017

Additional focus on digital outreach Fueling LINZESS Growth 14 Direct-to-consumer education to motivate patients and HCPs Increased use of 90-day Rx to improve adherence to therapy Maintaining strong payer coverage to drive affordable patient access High-impact sales effort & dosing flexibility to expand prescribing Near-Term Strategy: Medium-Term Strategy: Increase consumer recognition / motivation Innovative marketing / product management Creative win-win payor and distributor relationships

Lifecycle Management Provides Additional Opportunities for Increased Value 15 LINZESS: potential for additional abdominal symptom claims (ASC) to fuel growth >65% of IBS-C patients surveyed report suffering from ASCs such as bloating +/or discomfort 1x/week or more2 LINZESS ASC Phase III trial initiation expected mid-2018 LINZESS: multi-symptom IBS-C/CIC relief, including abdominal pain in IBS-C >75% of IBS-C patients report having continuous or frequent abdominal pain1 1) IFFGD "Their Illness Experience and Unmet Needs", 2007 2) Lieberman GI Patient Landscape survey, 2010 3) Society for Women's Health Research "Irritable Bowel Syndrome in Women: The Unmet Needs", 2002; Hungin AP, et al. Irritable bowel syndrome in the United States: prevalence, symptom patterns and impact. Aliment Pharmacol Ther. 2005;21:1365-1375; Mearin F, et al "Irritable bowel subtypes according to bowel habit: revisiting the alternating subtype". Eur J Gastroenterol Hepatol 2003: 15: 165-172; Drossman, DA et al "A prospective assessment of bowel habit in irritable bowel syndrome: defining an alternator". Gastroenterology 2005; 128: 580-589 Delayed release: potential to improve abdominal pain relief in all forms of IBS Additional 20-25M patients report suffering from IBS-M + IBS-D3

DUZALLO: leveraging customer + market insights as payer coverage expands during launch year

Attractive Market

- ~2M uncontrolled patients[1]
- Highly symptomatic, identifiable patients
- Limited treatment options
- >$300M annual U.S. peak sales opportunity

Learnings

ZURAMPIC

- Lack of payer coverage suppressing uptake
- Monotherapy concern delaying HCP Rx
- HCP lacking urgency to act

Solution

DUZALLO

- Nearly 2X patients reaching treatment goal[2,3]
- 2 mechanisms to treat disease
- Addresses monotherapy concern
- Simple: 2 products in 1 pill, once a day
- 1 copay for patients

Maximize impact of marketing mix

High performing test markets
High volume adopting physicians
Favorable payer market access

Test (vs paired controls)

- Increased call frequency
- Peer to peer speaker programs
- Targeted consumer advertising

Ironwood

1) 2010 NHANES study estimate, grown at 3% AGR; Juraschek SP et al, Arthritis Care, 2015; Zhu Y et al, Arthritis Rheumatol, 2012; Wood R et al, J Rheumatol, 2016; Khanna P et al, Postgrad Med, 2016; Meyer M et al, Am. J Pharmacy Ben 2015; Primatesta P et al, BMC Musculoskeletal Dis. 2010; Singh JA et al, Arthritis Res & Ther, 2015; AZN/Decision Resource Market Research 2) Allopurinol PI 3) Zurampic PI

16

IW-3718 for Persistent GERD (pGERD): ~10M Adult Patients Suffering in U.S. (60M+ worldwide)[1,2]

Patients suffer frequent + bothersome symptoms despite PPI therapy



85% Of patients experience heartburn and regurgitation **6 days per week**[3]

11 **Years of suffering** since diagnosis with GERD[3]

50% Have **damage to the lining of the esophagus**, or erosive esophagitis[3]

3x **More ER visits** than PPI responsive patients[4]

2x **More hospitalizations** than treatment responsive patients[4]

Ironwood

1) El-Serag, et al, Alimentary Pharmacology & Therapeutics (2010); Lieberman GI Patient Landscape survey, 2010; U.S. Census, 2015;
2) Wang, Hai-Yun "Prevalence of gastro-esophageal reflux disease and its risk factors in a community-based population in southern India";
3) Ironwood data; 4) Gerson et al., Development of a refractory gastro-oesophageal reflux score using an administrative claims database

17

IW-3718 Presents Opportunity to Establish New Treatment Paradigm for Persistent GERD Offers complementary mechanism with PPI, designed to sequester bile acids in stomach over extended period of time IW-3718 + PPI 18 Diseased GI PPI Alone PPIs block gastric acid from refluxing into esophagus, but do not suppress reflux of bile Bile and gastric acid can back up into stomach and eventually into esophagus causing pain and damage IW-3718 designed to sequester bile acids in the stomach to reduce bile exposure in the esophagus

Positive Phase IIb Results Propelling IW-3718 1500mg towards Phase III Program

~53%

Patients treated with IW-3718 (+ PPI) reported **clinically meaningful reduction in heartburn severity**

IW-3718 + PPI effect **more pronounced in patients with erosive esophagitis** vs PPI + placebo

IW-3718 + PPI demonstrated **significant reduction in regurgitation frequency**

Encouraging safety + tolerability; most common AE overall was constipation

Productive end-of-Phase II FDA meeting; **Phase III program** expected to begin 3Q 2018

Ironwood

19

sGC Discovery and Development Engine Overview of R&D Co. 20

Opportunity to Unlock Shareholder Value through Separation of sGC Business from Commercial + GI Business LINZESS / CONSTELLA Approved for treatment of adults with IBS-C and/or CIC DUZALLO / ZURAMPIC Approved for treatment of hyperuricemia in gout in adult patients IW-3718 Persistent GERD (Phase III expected) Linaclotide delayed release Abdominal pain associated with IBS (Phase II expected) Praliciguat (IW-1973) Diabetic nephropathy, HFpEF (Phase II) Olinciguat (IW-1701) Sickle cell disease, Achalasia (Phase II) IW-6463 Severe central nervous system diseases (pre-clinical) Advanced discovery programs Severe lung and liver diseases NEW Ironwood Expected To: Be profitable beginning in 2019 Focus on accelerating growth of in-market products and advancing development programs Target treatments for GI diseases, uncontrolled gout, and abdominal pain Execute on multi-faceted business development strategy R&D Co. Expected To: Apply core competency in NO/sGC/cGMP pharmacology Advance multiple sGC programs focused on treatment of serious and orphan diseases Enter strategic partnerships to capture full value R&D Co. Advance sGC pipeline focused on treatment of serious and orphan diseases Ironwood Today 21

Separation of sGC business expected to provide development clarity and long-term value creation As an independent company, we believe R&D Co. will: Apply core competency in NO/sGC/cGMP pharmacology Rapidly advance pipeline of clinical-stage assets, including praliciguat and olinciguat Accelerate drug development with more parallel programs and innovative trial designs Tailor development approaches to serious and orphan diseases Simplify capital allocation decision-making process Enter strategic partnerships to achieve full patient impact and value creation in the diverse markets its products could serve 22

Rich pipeline provides multiple late-stage opportunities and discovery engine to support product expansion Status of selected key development programs as of May 1, 2018 Discovery Phase I Phase II Phase III Diabetic nephropathy Praliciguat (IW-1973) IW-6463 Severe CNS diseases Severe liver diseases Launched 10/17 Type II achalasia Sickle cell disease Heart failure with preserved ejection fraction (HFpEF) *Represents ongoing phase of development; does not correspond to initiation or completion of a particular phase. 23 Olinciguat (IW-1701) Discovery programs Severe lung diseases

Praliciguat Data Support Desirable Drug Profile 24 Multidimensional Pharmacology Once a day dosing Broad tissue distribution Minimal renal clearance Encouraging safety + tolerability profile

25 Healthy Function Endothelial Dysfunction/ Reduced NO praliciguat Enhances NO-sGC-cGMP Signaling Amplification of NO Signaling Vasoconstriction Inflammation Fibrosis Normal Physiological Function praliciguat Praliciguat enhances NO-sGC-cGMP signaling

Praliciguat for Heart Failure with Preserved Ejection Fraction (HFpEF) and for Diabetic Nephropathy HFpEF: up to 27M patients worldwide1 Highly prevalent form of heart failure; ~40-70% of all heart failure patients worldwide3 Highly symptomatic; associated with high rates of morbidity and mortality Prevalence increasing due to aging population, increasing cardiac/non-cardiac comorbidities3 No approved therapies Diabetic nephropathy: up to 170M patients worldwide2 Diabetic nephropathy is found in up to 40% of all diabetic patients worldwide2 Leading cause of end-stage renal disease, dialysis and kidney transplants4,5 Risk of progression to renal failure high despite available treatment options 1) Ziaeian, et al., Epidemiology and Aetiology of Heart Failure, Nature Reviews Cardiology 2016; 2) Gheith et al., Diabetic Kidney Disease: world wide difference of prevalence and risk factors, Journal of Nephropharmacology 2016; 3) Oktay, et al., The Emerging Epidemic of Heart Failure with Preserved Ejection Fraction, Curr Heart Fail Rep 2013; 4) Ghaderian SB, et al., Diabetes and End-Stage Renal Disease; A Review Article on New Concepts, J Renal Inj Prev. 2015; 5) https://www.niddk.nih.gov/health-information/health-statistics/kidney-disease 26

Praliciguat: Increasing Blood Flow + Reducing Inflammation, Fibrosis and Vascular Stiffness May Improve HFpEF Symptoms

CAPACITY-HFpEF Phase II trial ongoing



1:1:1:1 randomization, double-blind

Placebo	praliciguat Low dose	praliciguat Med dose	praliciguat High dose

12-week treatment period

PATIENTS:

- Adult patients with HFpEF (EF ≥ 45%)
- Male and female, age ≥ 50 years
- ~332 HFpEF patients, 4-arms (~83/arm)

ENDPOINTS:

- Change in peak VO2 (CPET) – *primary*
- Safety and tolerability – *primary*
- Change in ventilatory efficiency – *secondary*
- Change in 6-minute walk test (6MWT) – *secondary*
- # of CPET responders – *secondary*

Ironwood

27

Praliciguat: Increasing Blood Flow + Reducing Inflammation and Fibrosis May Protect Renal Function

Diabetic nephropathy Phase II trial ongoing



1:1:1 randomization, double-blind

Placebo	praliciguat Low dose	praliciguat High dose

12-week treatment period

PATIENTS:

- Adult patients with type 2 diabetes mellitus and DN
- Male and female, age 25 – 75 years
- Stable regimen of ACE or ARB
- ~150 patients, 3-arms (~50/arm)

ENDPOINTS:

- Change in urine albumin creatinine ratio (UACR) - *primary*
- Safety and tolerability - *primary*

Ironwood

28

In Phase IIa Trial, praliciguat Demonstrated Positive Effects Across Key Biomarkers in Cardiovascular and Renal Disease... 29 Mean (SD) baseline fasting glucose: ~150 mg/dL fasting glucose at day 15 *All patients on at least one glucose lowering Rx  24h ABPM MAP at day 14 Mean baseline MAP: ~92 mm Hg Decrease in Arterial Blood Pressure (Day 14) Decrease in Fasting Glucose (Day 15) *All patients on ACEi or ARB, ~30% on additional antihypertensive Rx 10% 4.7% Placebo IW-1973 -10 -5 0 5 Change in MAP (Day 14) C h a n g e f r o m B a s e l i n e ( m m H g ) * -1.6 -6.3 -4.7

 Reinforcing Potential Treatment Effect of Praliciguat in Diseases such as HFpEF and Diabetic Nephropathy 30 Decrease in Cholesterol Decrease in Triglycerides Mean (SD) baseline serum triglycerides: ~154 mg/dL  serum cholesterol at day 15  serum triglycerides at day 15 15.4% 14.4% Placebo IW-1973 -80 -60 -40 -20 0 C h a n g e f r o m B a s e l i n e ( m g / d L ) * -32.0 -46.2 -14.2 ( ¯ 9.2%)

Olinciguat: Potential to Treat Multiple Aspects of Sickle Cell Disease Pathophysiology

Sickle cell disease Phase II ongoing



1:1:1:1 randomization, double-blind

Placebo	Olinciguat Low dose	Olinciguat Medium dose	Olinciguat High dose

12-week treatment period

PATIENTS:

- Ambulatory patients with SCD
- Male and female, age 16 – 70 years
- Stable treatment regimen
- Patient has had between 1 – 10 protocol-defined related pain crises in last 12 months before screening, and none in 4 weeks before visit
- Patient completes daily diary entries for ≥10 days during the last 14 days of run in period as assessed at the randomization visit
- ~80 patients, 4-arms (~22/arm)

ENDPOINTS:

- Number of participants with treatment-emergent adverse events (TEAEs) and study drug-related TEAEs

Ironwood

31

Summary 32

Summary Ironwood intends to separate into two leading, independent biotech companies with compelling value propositions and risk profiles Separation is expected to: Unlock investor value via more tailored allocation of capital resources, separate and distinct management teams, and focus on unique strategic priorities and target markets Optimize performance of each company and provide flexibility to pursue value-creating opportunities Underscore Ironwood’s commitment to align strategic priorities with interests of long-term shareholders 33

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